UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 9, 2005

(Date of Earliest Event Reported)

West Corporation

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-21771 (Commission File Number)	47-0777362 (I.R.S. Employer Identification No.)

11808 Miracle Hills Drive, Omaha, Nebraska 68154
(Address of principal executive offices)

Registrant’s telephone number, including area code: (402) 963-1200

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4))

Item 1.01. Entry into a Material Definitive Agreement.

On May 9, 2005, InterCall, Inc. (“InterCall”), a wholly owned subsidiary of West Corporation (the “Company”), entered into an Asset Purchase Agreement, dated as of May 9, 2005 (the “Asset Purchase Agreement”), with Sprint Communications Company L.P. (“SCC”), a wholly owned subsidiary of Sprint Corporation (“Sprint”), and Sprint. The Asset Purchase Agreement provides for the acquisition by InterCall of Sprint’s conferencing-related assets for a purchase price of $207 million in cash (the “Acquisition”), subject to the terms and conditions described in such agreement. The Company will also make additional future payments to Sprint based on customer revenues. The Company will fund the acquisition with cash on hand and its existing bank credit facility.

The Asset Purchase Agreement contains customary representations and warranties and customary covenants (including noncompetition). The closing of the transaction contemplated by the agreement is also subject to the satisfaction or waiver of customary closing conditions, including the receipt of all required consents and approvals.

The conferencing services business acquired from Sprint provides audio, video and web-based conferencing products and services including premise based equipment marketed primarily for use in audio, video or web-based conferencing. In connection with the closing of the Acquisition, the Company and Sprint will also enter into, among other arrangements, (i) a strategic alliance to jointly market and sell conferencing services and (ii) a telecommunications agreement through which the Company will purchase telecommunications services from Sprint.

There are no material relationships between (i) SCC or Sprint and (ii) the Company or its affiliates.

Item 7.01. Regulation FD Disclosure.

On May 9, 2005, the Company issued a press release reporting the Acquisition and the revision by the Company of its 2005 outlook upward in light of the Acquisition and increased demand for the Company’s receivables management services. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No. 99.1	Description of Exhibit Press release, dated May 9, 2005

The information in Item 7.01 of this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation by reference language in such filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST CORPORATION
Dated: May 11, 2005	By:	/s/ Paul M. Mendlik
Paul M. Mendlik
Chief Financial Officer